                                                                  CONFORMED COPY


                    As filed with the Securities and Exchange
                         Commission on November 5, 1996

                                                 Registration No. 333-__________



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ECCS, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                   New Jersey
         (State or Other Jurisdiction of Incorporation or Organization)

                                   22-2288911
                      (I.R.S. Employer Identification No.)

                One Sheila Drive, Tinton Falls, New Jersey 07724
               (Address of Principal Executive Offices) (Zip Code)

                                 1996 Stock Plan
                  1996 Non-Employee Directors Stock Option Plan
                            (Full Title of the Plan)

                                 Gregg M. Azcuy
                      President and Chief Executive Officer
                                   ECCS, Inc.
                One Sheila Drive, Tinton Falls, New Jersey 07724
                     (Name and Address of Agent for Service)

                                 (908) 747-6995
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
   Title Of
  Securities       Amount     Proposed Maximum   Proposed Maximum    Amount Of
    To Be          To Be       Offering Price   Aggregate Offering  Registration
  Registered     Registered     Per Share(1)         Price(1)           Fee
--------------------------------------------------------------------------------
Common Stock,  750,000 shares     $2.78125         $2,085,937.50      $632.04
par value
$.01 per share
--------------------------------------------------------------------------------

(1) Pursuant to Rule 457(c) and Rule 457(h), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the bid and ask prices of the Registrant's Common Stock on Nasdaq on October 31, 1996.


                               ---------------

                                EXPLANATORY NOTE

      This Registration Statement has been filed in order to register an aggregate of 750,000 shares of Common Stock, as follows: (i) 150,000 shares of Common Stock issuable under the 1996 Non-Employee Directors Stock Option Plan adopted by the Board of Directors on February 23, 1996; and (ii) 600,000 shares of Common Stock issuable under the 1996 Stock Plan (the "Stock Plan"), adopted by the Board of Directors on June 20, 1996, and, in each case, approved by the stockholders of the Company on July 22, 1996.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The document(s) containing the information specified by Part I of this Form S-8 will be sent or given to participants in the plans listed on the cover page of this Registration Statement (the "Plans") as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act. Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) (the "Section 10(a) Prospectus") of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed with the Commission are incorporated herein by reference and in the Section 10(a) Prospectus by reference:

            (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1995 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

            (b) All reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1995.

            (c) The description of the Company's Common Stock, $.01 par value ("Common Stock"), which is contained in the Company's latest registration statement filed under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of the filing of such documents.

      The Company will provide a written statement to each participant of the Plans advising each such participant of the availability without charge, upon written or oral request, of the documents referred to under this Item 3 -- "Incorporation of Documents by Reference" which have been incorporated in the
Section 10(a) Prospectus by reference, along with any other documents required to be delivered to employees pursuant to Rule 428 (b) promulgated by the Commission under the Securities Act. Whenever updating information is required, the Company shall furnish promptly without charge to each Plan participant, upon written or oral request, a copy of all documents containing the Plan information required by Part I that then constitute part of the Section 10(a) Prospectus, although documents previously furnished need not be re-delivered. Requests for such copies should be directed to the Vice President, Finance and Administration and Treasurer of ECCS, Inc., One Sheila Drive, Tinton Falls, New Jersey 07724. Telephone requests may be directed to (908) 747-6995.

ITEM 4.     DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

      The consolidated financial statements and financial statement schedule of the Company appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1995 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and financial statement schedule are, and audited financial statements and financial statement schedule to be included in subsequently filed documents will be, incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

      The legality of the Common Stock being offered hereby has been passed upon by Buchanan Ingersoll.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 14A:3-5 of the Business Corporation Act of the State of New Jersey permits each New Jersey business corporation to indemnify its directors, officers, employees and agents against expenses and liability for each such person's acts taken in his or her capacity as a director, officer, employee or agent of the corporation if such actions were taken in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful, provided that any such proceeding is not by or in the right of the corporation.

      Article VII of the registrant's By-laws specifies that the registrant shall indemnify its directors and officers to the fullest extent permitted by the Business Corporation Act of the State of New Jersey. This provision of the By-laws is deemed to be a contract between the registrant and each director and officer who serves in such capacity at any time while such provision and the relevant provisions of the Business Corporation Act of the State of New Jersey are in effect, and any repeal or modification thereof shall not offset any rights or obligations then existing with respect to any statement of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

      The Company has executed indemnification agreements with each of its Directors and executive officers pursuant to which the Company has agreed to indemnify such parties to the full extent permitted by law, subject to certain exceptions, if such party becomes subject to an action because such party is a Director, officer, employee, agent or fiduciary of the Company.

      Section 14A:2-7(3) of the Business Corporation Act of the State of New Jersey enables a corporation in its certificate of incorporation to limit the liability of directors and officers of the corporation to the corporation or its stockholders. Specifically, the certificate of incorporation may provide that directors and officers of the corporation will not be personally liable for money damages for breach of a duty as a director or an officer, except for liability (i) for any breach of the director's or officer's duty of loyalty to the corporation or its stockholder,
(ii) for acts or omissions not in good faith or which involve a knowing violation of law, (iii) as to directors only, under Section 14A:6-12(1)(a) of the Business Corporation Act of the State of New Jersey, which relates to unlawful declaration of dividends or other distributions of assets to stockholders or the unlawful purchase of shares of the corporation, or (iv) for any transaction from which the director or officer derived an improper personal benefit.

      The registrant's restated and amended certificate of incorporation limits the liability of its directors and officers as authorized by Section 14A:2-7(3).

      The registrant has obtained liability insurance for the benefit of its directors and officers which will provide coverage for losses of directors and officers for liabilities arising out of claims against such persons acting as directors or officers of the registrant (or any subsidiary thereof) due to any breach of duty, neglect, error, misstatement, misleading statement, omission or act done by such directors and officers, except as prohibited by laws.

      At present, there is no pending litigation or proceeding involving a director or officer of the registrant as to which indemnification is being sought nor is the registrant aware of any threatened litigation that may result in claims for indemnification by any director of officer.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.     EXHIBITS.

   Exhibit                               Description
    Number                               -----------
   -------
     5.1       Opinion of Buchanan Ingersoll.

     10.1      1996 Stock Plan.

     10.2      1996 Non-Employee Directors Stock Option Plan.

     23.1      Consent of Ernst & Young LLP.

     23.2 Consent of Buchanan Ingersoll (contained in the opinion filed as Exhibit 5.1).

      24       Power of Attorney (see "Power of Attorney" below).

ITEM 9.     UNDERTAKINGS.

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13 or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tinton Falls, State of New Jersey, on this 31st day of October, 1996.

                                   ECCS, INC.

                                    By:  /s/Gregg M. Azcuy
                                         ---------------------------------------
                                            Gregg M. Azcuy
                                          President and Chief Executive Officer



                                POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Gregg M. Azcuy and Louis J. Altieri, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                        TITLE                      DATE
/s/Gregg M. Azcuy          President, Chief Executive        October 31, 1996
-----------------------    Officer and Assistant
Gregg M. Azcuy             Secretary and Director
                           (principal executive officer)

/s/Louis J. Altieri        Vice President, Finance and       October 31, 1996
-----------------------    Administration and Treasurer
Louis J. Altieri           (principal financial and
                           accounting officer)

/s/Michael E. Faherty      Chairman of the Board and         October 31, 1996
-----------------------    Director
Michael E. Faherty

/s/Gale R. Aguilar         Director                          October 31, 1996
-----------------------
Gale R. Aguilar

/s/James K. Dutton         Director                          October 31, 1996
-----------------------
James K. Dutton

/s/Donald E. Fowler        Director                          October 31, 1996
-----------------------
Donald E. Fowler

/s/Frank R. Triolo         Director                          October 31, 1996
-----------------------
Frank R. Triolo

/s/Thomas I. Unterberg     Director                          October 31, 1996
-----------------------
Thomas I. Unterberg

                                  EXHIBIT INDEX


   Exhibit                         Description                         Page
   Number                          -----------                        Number
   -------                                                            ------
     5.1      Opinion of Buchanan Ingersoll.

    10.1      1996 Stock Plan.

    10.2      1996 Non-Employee Directors Stock Plan.

    23.1      Consent of Ernst & Young LLP.

    23.2 Consent of Buchanan Ingersoll (contained in the opinion filed as Exhibit 5.1).

     24       Power of Attorney (included on signature page).